                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             AMERICAN OIL & GAS INC.

     The undersigned, to form a Nevada corporation, CERTIFIES THAT:

     I. NAME: The name of the corporation is: AMERICAN OIL & GAS INC.

     II.  REGISTERED  OFFICE:  RESIDENT  AGENT:  The location of the  registered office of this corporation within the State of Nevada is 711 S. Carson St. Suite
4, Carson City, Nevada 89701; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the  corporation;
and this  corporation  may  conduct  all  corporation  business of every kind or nature,  including  the holding of any meetings of  directors  or  shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

     The Resident Agent for the corporation  shall be Resident Agents of Nevada,
Inc., 711 S. Carson St. Suite 4, Carson City, Nevada 89701.

     III.  PURPOSE:  The  purpose  for which this  corporation  is formed is: To engage in any lawful activity.

     IV.  AUTHORIZATION  OF CAPITAL  STOCK:  The amount of the total  authorized capital  stock  of the  corporation  shall  be  SEVENTY  FIVE  THOUSAND  Dollars
($75,000.00),  consisting of SEVENTY FIVE MILLION  (75,000,000) shares of COMMON
STOCK, par value $.001 per share.

     V.  INCORPORATOR:  The name and post  office  address  of the  Incorporator signing these Articles of Incorporation is as follows:

                NAME                        POST OFFICE ADDRESS
                ----                        -------------------

          Resident Agents of             711 S. Carson St. Suite 4
          Nevada, Inc.                   Carson City, Nevada 89701

     VI.  DIRECTORS:  The governing board of this corporation  shall be known as directors, and the first Board shall consist of one (1) director.

          The number of directors may, pursuant to the By-Laws,  be increased or decreased by the Board of  Directors,  provided  there shall be no less than one
(1) nor more than nine (9) Directors.

     The name and post office addresses of the directors  constituting the first
Board of Directors is as follows:

                NAME                        POST OFFICE ADDRESS
                ----                        -------------------

          Robert Michael Gelfand         1711 Drummond Drive
                                         Vancouver, BC, Canada
                                         V6T 1B7

     VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the  subscription  price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

     VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

     IX.  CUMULATIVE  VOTING:  No  cumulative  voting  shall be permitted in the election of directors.

     X.  PREEMPTIVE  RIGHTS:  Shareholders  shall not be entitled to  preemptive rights.

     XI. LIMITED  LIABILITY:  No officer or director of the Corporation shall be personally  liable to the Corporation or its  stockholders  for monetary damages for breach of fiduciary duty as an officer or director, except for liability (I)
for any breach of the officer or directors duty of loyalty to the Corporation or its Stockholders,  (ii) for acts or omissions not in good faith or which involve intentional  misconduct  or a  knowing  violation  of  law,  or  (iii)  for  any transaction  from which the officer or director  derived any  improper  personal benefit.  If the Nevada  General  Corporation  Law is amended  after the date of incorporation to authorize  corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada  General  Corporation  Law, or  amendments  thereto.  No repeal or modification  of this paragraph  shall  adversely  affect any right or protection of an officer or director of the Corporation  existing at the time of such repeal or modification.

     XII.  INDEMNIFICATION:  Each  person  who  was  or is  made a  party  or is threatened  to be  made a  party  to or is  involved  in  any  action,  suit  or
proceeding,   whether   civil,   criminal,   administrative   or   investigative
(hereinafter a  "proceeding),  by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the  Corporation or is or was serving at the request of the Corporation as an officer or director of another  corporation or of a partnership,  joint venture, trust or other  enterprise,  including  service with respect to employee benefit plans  whether  the basis of such  proceeding  is alleged  action in an official capacity as an officer or director shall be indemnified and held harmless by the
Corporation to the fullest extent  authorized by the Nevada General  Corporation
Law, as the same exists or may  hereafter be amended,  (but,  in the case of any such amendment,  only to the extent that such amendment  permits the Corporation
to  provide  broader   indemnification   rights  than  said  law  permitted  the

Corporation to provide prior to such amendment),  against all expense, liability and loss (including attorneys fees, judgments,  fines, excise taxes or penalties and amounts to be paid in  settlement)  reasonably  incurred or suffered by such person in connection therewith and such  indemnification  shall continue as to a person  who has  ceased to be an  officer  or  director  and shall  inure to the benefit of his or her heirs,  executors and administrators;  provided,  however, that except as provided  herein with respect to  proceedings  seeking to enforce rights to  indemnification,  the  Corporation  shall  indemnify  any such person seeking  indemnification  in  connection  with a  proceeding  (or part  thereof)
initiated  by  such  person  only if  such  proceeding  (or  part  thereof)  was authorized  by  the  Board  of  Directors  of  the  Corporation.  The  right  to indemnification  conferred in this Section  shall be a contract  right and shall include  the  right  to be paid by the  Corporation  the  expenses  incurred  in defending  any such  proceeding  in advance of its final  disposition;  provided however,  that, if the Nevada  General  Corporation  Law requires the payment of such  expenses  incurred by an officer or director in his or her  capacity as an officer or director  (and not in any other  capacity in which  service was or is rendered  by such  person  while an  officer  or  director,  including,  without limitation,  service  to an  employee  benefit  plan) in  advance  of the  final disposition  of a  proceeding,  payment  shall be made only upon delivery to the
Corporation of an undertaking,  by or on behalf of such officer or director,  to repay all amounts so advanced if it shall  ultimately  be  determined  that such officer or  director  is not  entitled  to be  indemnified  under the Section or otherwise.

If a claim hereunder is not paid in full by the  Corporation  within ninety days after a written claim has been received by the Corporation, the claimant may, at any time  thereafter,  bring suit against the  Corporation to recover the unpaid amount of the claim and, if successful,  in whole or in part, the claimant shall be  entitled  to be paid the expense of  prosecuting  such claim.  It shall be a defense to any such action (other than an action  brought to enforce a claim for
expenses   incurred  in  defending  any  proceeding  in  advance  of  its  final disposition  where the  required  undertaking,  if any,  is  required,  has been tendered to the  corporation)  that the  claimant  has not met the  standards of conduct which make it permissible  under the Nevada General  Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the
Corporation (including its Board of Directors, independent legal counsel, or its stockholders)  to have made a  determination  prior to the  commencement of such action  that  indemnification  of the  claimant  is proper in the  circumstances because he or she has met the  applicable  standard  of conduct set forth in the
Nevada General  Corporation Law, nor an actual  determination by the Corporation
(including  its  Board  of  Directors,   independent   legal  counsel,   or  its
stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a  presumption  that the claimant has not met the applicable standard of conduct.

     The right to  indemnification  and the  payment  of  expenses  incurred  in defending a  proceeding  in advance of its final  disposition  conferred in this
Section  shall not be  exclusive of any other right which any person may have or

hereafter   acquire  under  any  statute,   provision  of  the   Certificate  of
Incorporation,   By-Law,   agreement,  vote  of  stockholders  or  disinterested
directors or otherwise.

     The Corporation may maintain  insurance,  at its expense, to protect itself and any  officer,  director,  employee  or agent of the  Corporation  or another corporation,  partnership,  joint venture, trust or other enterprise against any expense,  liability or loss, whether or not the Corporation would have the power to  indemnify  such person  against  such  expense,  liability or loss under the
Nevada General Corporation Law.

     The  Corporation  may,  to the extent  authorized  from time to time by the
Board of Directors,  grant rights to indemnification to any employee or agent of the  Corporation  tot he fullest  extent of the  provisions of this Section with respect to the  indemnification  and  advancement  of expenses  of officers  and directors  of the  Corporation  or  individuals  serving  at the  request of the
Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     THE UNDERSIGNED,  being the Incorporator  hereinafter named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of
Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly,  has hereunto set her hand this 23rd day of January, 2012.

                                 /s/ Sandra L. Miller
                                 -----------------------------------
                                 Sandra L. Miller Sole Incorporator
                                 for Resident Agents of Nevada, Inc.

STATE OF NEVADA        )
                       )       SS.
COUNTY OF CARSON       )

          On this  23rd day of  January,  2012,  before  me,  a  Notary  Public, personally  appeared  Sandra L. Miller who  acknowledged to me that she executed the above instrument.

                                      ------------------------------
                                      Notary Public

                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

     In the matter of American Oil & Gas Inc., I, Sandra L. Miller on behalf of
Resident  Agents of Nevada,  Inc.,  with  address at 711 S. Carson St.  Suite 4,
Carson City,  Nevada 89701,  hereby accept the  appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

     Furthermore,  that the mailing address for the above  registered  office is
711 S. Carson St. Suite 4, Carson City, Nevada 89701.

     IN WITNESS WHEREOF, I hereunto set my hand this 23rd day of January, 2012.

                                 /s/ Sandra L. Miller
                                 -----------------------------------
                                 Sandra L. Miller for
                                 Resident Agents of Nevada, Inc.